                                                                    EXHIBIT 4.02

     THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

     This THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (this "Agreement") is made and entered into as of February 14, 1997 by and among
 ---------
Centaur Pharmaceuticals, Inc., a Delaware corporation (the "Company"), the
                                                            -------
persons listed on Exhibit A-1 attached hereto (the "Prior Investors"), the
                  -----------                       ---------------
persons listed on Exhibit A-2 attached hereto (the "New Investors"), the persons
                  -----------                       -------------
listed on Exhibit B attached hereto (the "Stockholders"), Aberlyn Capital
          ---------                       ------------
Management Limited Partnership, a Delaware limited partnership ("Aberlyn"), and
                                                                 -------
Prospektiva Investments ("Prospektiva").    The New Investors and the Prior
                          -----------
Investors are collectively referred to herein as the "Investors."  Aberlyn and
                                                      ---------
Prospektiva are collectively referred to herein as the "Warrant Holders."
                                                        ---------------

                                R E C I T A L S
                                - - - - - - - -

          A. The Company, the Prior Investors, certain of the Stockholders and Aberlyn are parties to the Amended and Restated Registration Rights Agreement dated as of December 5, 1994 (the "Prior Agreement").
                                   ---------------

          B. The New Investors have agreed to purchase from the Company, and the Company has agreed to sell to the New Investors, shares of the Company's Series D Preferred Stock ("Series D Stock") on the terms and conditions set
                           --------------
forth in that certain Series D Preferred Stock Purchase Agreement, dated of even date herewith, by and among the Company and the New Investors (the "Series D
                                                                    --------
Agreement").
---------

          C. The Series D Agreement provides that, as a condition of Closing under such Series D Agreement, the Company will enter into this Agreement and the New Investors will be granted the rights set forth herein which shall be pari passu with rights granted to the Prior Investors with respect to shares of the Company's Series A Preferred Stock (the "Series A Stock"), the Company's
                                             --------------
Series B Preferred Stock (the "Series B Stock") and/or the Company's Series C
                               --------------
Preferred Stock (the "Series C Stock") held by the Prior Investors, except that
                      --------------
the New Investors shall be granted a separate S-3 registration right.

          D. The Company and the undersigned parties hereto who are parties to the Prior Agreement desire to enter into this Agreement in order to amend, restate and replace their rights and obligations under the Prior Agreement with the rights and obligations set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereby agree as follows:

     1.1  INFORMATION RIGHTS.
          ------------------

          1.1  FINANCIAL INFORMATION.  The Company covenants and agrees that,
              ---------------------
commencing on the date of this Agreement, for so long as any Investor holds at least the
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designated number of shares of Series A Stock issued to it under that certain
Series A Stock Purchase Agreement dated as of August 31, 1992 (the "Series A
                                                                    --------
Agreement") and/or shares of Series B Stock issued to it under that certain
--------
Series B Stock Purchase Agreement dated as of July 16, 1993 (the "Series B
                                                                  --------
Agreement") and/or shares of Series C Stock issued to it under that certain
---------
Series C Stock Purchase Agreement dated as of December 5, 1994 (the "Series C
                                                                     --------
Agreement") and/or shares of Series D Stock issued to it under the Series D
---------
Agreement and/or the equivalent number (on an as-converted basis) of shares of Common Stock of the Company ("Common Stock") issued upon the conversion of such
                              ------------
shares of Series A Stock and/or Series B Stock and/or Series C Stock and/or Series D Stock ("Conversion Stock"), or any combination thereof (collectively,
                 ----------------
the "Series ABCD Based Stock"), the Company will:
     -----------------------

          (a)  Annual Reports.  Furnish to any Investor holding at least fifty
               --------------
thousand (50,000) shares of Series ABCD Based Stock, as soon as practicable and in any event within ninety (90) days after the end of each fiscal year of the Company, a consolidated Balance Sheet as of the end of such fiscal year, a consolidated Statement of Income and a consolidated Statement of Cash Flows of the Company and its subsidiaries for such year, setting forth in each case in comparative form the figures from the Company's previous fiscal year (if any), all prepared in accordance with generally accepted accounting principles and practices and audited by nationally recognized independent certified public accountants;

          (b)  Quarterly Reports. Furnish to any Investor holding at least fifty
               -----------------
thousand (50,000) shares of Series ABCD Based Stock, as soon as practicable, and in any case within forty-five (45) days of the end of each fiscal quarter of the Company (except the last quarter of the Company's fiscal year) the following:
(i) quarterly unaudited financial statements, including an unaudited Balance Sheet, an unaudited Statement of Income and an unaudited Statement of Cash Flows, all prepared in accordance with generally accepted accounting principles and practices, other than footnote presentation and year-end adjustments, consistently applied and all in reasonable detail; (ii) a comparison of such statements to the Company's operating plan and budget; and (iii) a certificate of the Chief Financial Officer of the Company explaining any significant differences in the statements from the Company's operating plan and budget for the period and certifying that such statements fairly present the consolidated financial position and consolidated financial results of the Company for the fiscal quarter covered;

          (c)  Monthly Reports.  Furnish to any Investor holding at least one
               ---------------
hundred thousand (100,000) shares of Series ABCD Based Stock, as soon as practicable, and in any case within forty-five (45) days of the end of each calendar month (except the last month of the Company's fiscal year) the following: (i) monthly unaudited financial statements, including an unaudited Balance Sheet, an unaudited Statement of Income and an unaudited Statement of Cash Flows, all prepared in accordance with generally accepted accounting principles and practices, other than footnote presentation and year-end adjustments, consistently applied and all in reasonable detail; (ii) a comparison of such statements to the Company's operating plan and budget; and
(iii) a certificate of the Chief Financial Officer of the Company certifying that such statements fairly present the consolidated financial position and consolidated financial results of the Company for the fiscal period covered; and

          (d)  Annual Budget.  Furnish to any Investor holding at least one
               -------------
hundred thousand (100,000) shares of Series ABCD Based Stock, as soon as practicable and in any event no later than thirty (30) days after the close of each fiscal year of the Company, an annual operating plan and budget, prepared on a monthly basis, for the next immediate fiscal year. The Company shall also furnish to such Investor, within a reasonable time of its preparation, amendments to the annual budget, if any.

          (e)  Confidentiality.  Each Investor agrees to hold all information
               ---------------
received pursuant to this Section in confidence, not to use such information for any purpose other than monitoring and/or evaluating its investment in the Company and not to disclose any of such information to any third party, except to the extent such information may be made publicly available by the Company; provided, however, that, notwithstanding the foregoing and subject to the
--------  -------
limitations hereinafter stated, nothing herein shall limit or impair any Investor from disclosing (i) any information that is rightfully obtained from a third party who is not obligated to maintain its confidentiality; (ii) any information that is or that becomes generally available to the public other than as a result of a breach by an Investor of its obligations under this Section 1.1(e); (iii) any information (including financial information) to its partners, shareholders or advisors which such Investor discloses to its partners, shareholders and/or advisors generally, provided that any such partner,
                                        -------- ----
shareholder and/or advisor receiving information pursuant to this Section agrees to be bound by this or a substantially similar non-use and confidentiality provision, and provided further that no Investor shall disclose any proprietary
               -------- -------
and confidential technical/scientific information without the Company's written approval; or (iv) any information required to be disclosed by any governmental body, provided that the Company is given fifteen (15) days advance written
      -------- ----
notice unless such notice is not legally possible.

          1.2  INSPECTION RIGHTS. The Company shall permit each Investor holding
               -----------------
at least one hundred thousand (100,000) shares of Series ABCD Based Stock, at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers and senior management, all at such reasonable times as may be requested by such Investor. Each Investor agrees to hold all information received from such inspections in confidence, not to use such information for any purpose other than monitoring and/or evaluating its investment in the Company, and not to disclose any of such information to any third party, ex cept to the extent such information may be made publicly available by the Company; provided, however, that, notwithstanding the foregoing
                          --------  -------
and subject to the limitations hereinafter stated, nothing herein shall limit or impair any Investor from disclosing (i) any information that is rightfully obtained from a third party who is not obligated to maintain its confidentiality; (ii) any information that is or that becomes generally available to the public other than as a result of a breach by an Investor of its obligations under this Section 1.2; (iii) any information (including financial information) to its partners, shareholders or advisors which such Investor discloses to its partners, shareholders and/or advisors generally, provided that
                                                                   -------- ----
any such partner, shareholder and/or
advisor receiving information pursuant to this Section agrees to be bound by this or a substantially similar non-use and confidentiality provision, and provided further that no Investor shall disclose any proprietary and
-------- -------
confidential technical/scientific information without the Company's written approval; or (iv) any informati on required to be disclosed by any governmental body, provided that the Company is given fifteen (15) days advance written
      -------- ----
notice unless such notice is not legally possible.

          1.3  TERMINATION OF CERTAIN RIGHTS.  The Company's obligations under
               -----------------------------
Sections 1.1 and 1.2 above will terminate upon the closing of the Company's initial public offering of Common Stock pursuant to an effective registration statement filed under the U.S. Securities Act of 1933, as amended (the "Securities Act").
 --------------

          1.4  RULE 144A INFORMATION.  The Company agrees to provide each
               ---------------------
Investor, upon request, with such written information as may be required in order to permit such Investor to resell any shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock or Conversion Stock pursuant to Rule 144A promulgated under the Securities Act.

          1.5  NON-LIMITATION.  The provisions of this Section 1 shall not be in
               --------------
limitation of any rights which an Investor may have with respect to the books of account and records of the Company and its subsidiaries (if any) or to inspect their properties and assets or discuss their affairs, finances and accounts, under the laws of the respective jurisdictions in which the Company and its subsidiaries (if any) are incorporated.

     2.   REGISTRATION RIGHTS.
          -------------------

          2.1  DEFINITIONS.  For purposes of this Section 2:
               -----------

               (a) Registration.  The terms "register," "registered," and
                   ------------              --------    ----------
"registration" refer to a registration effected by preparing and filing a
-------------
registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

               (b) Registrable Securities. The term "Registrable Securities"
                   ----------------------            ----------------------
means: (1) all the shares of Common Stock of the Company issued or issuable upon the conversion of any shares of Series A Stock issued under the Series A Agreement that are now owned or may hereafter be acquired by any Investor or any Investor's permitted successors and assigns; (2) all the shares of Common Stock of the Company issued or issuable upon the conversion of any shares of Series B Stock issued under the Series B Agreement that are now owned or may hereafter be acquired by any Investor or any Investor's permitted successors and assigns; (3) all the shares of Common Stock of the Company issued or issuable upon the conversion of any shares of Series C Stock issued under the Series C Agreement that are now owned or may hereafter be acquired by any Investor or any Investor's permitted successors and assigns; (4) all the shares of Common Stock of the Company issued or issuable upon the conversion of any shares of Series D Stock issued under the Series D Agreement that are now owned or may hereafter be acquired by any Investor or any Investor's permitted successors or assigns; (5) the shares of Common Stock now held by the Stockholders and set forth in Exhibit B attached hereto

(the "Stockholders' Shares"); (6) up to 33,603 shares of the Company's Common
      --------------------
Stock that may be issued to Aberlyn (the "Aberlyn Shares") pursuant to that
                                          --------------
certain warrant dated as of December 5, 1994 (the "Aberlyn Warrant"); (7) up to
                                                   ---------------
10,000 shares of the Company's Common Stock that may be issued to Prospektiva (the "Prospektiva Shares") pursuant to that certain Consulting Warrant Agreement
      ------------------
dated August 12, 1996 (the "Prospektiva Warrant"); and (8) any shares of Common
                            -------------------
Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, all such shares of Common Stock described in clause (1), (2), (3), (4), (5), (6) or (7) of this subsection (b); excluding in all cases, however, any Registrable
                        ---------
Securities sold by a person in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement or any Registrable Securities sold to the public or sold pursuant to Rule 144 promulgated under the Securities Act; provided, however, that notwithstanding anything herein to the
                --------  -------
contrary, the Stockholders' Shares and any shares of Common Stock described in clause (8) of this Section 2(b) that are issued in respect of any Stockholders' Shares (which with the Stockholders' Shares are collectively hereinafter referred to as the "Excluded Shares"), shall not be Registrable Securities for
                    ---------------
purposes of Sections 2.2 or 2.4 of this Agreement; and provided, further, that
                                                       --------  -------
notwithstanding anything herein to the contrary, the Aberlyn Shares and the Prospektiva Shares (collectively, the "Warrant Shares") and any shares of Common
                                       --------------
Stock described in clause (8) of this Section 2(b) that are issued in respect of any Warrant Shares (which with the Warrant Shares are collectively hereinafter referred to as the "Excluded Warrant Shares"), shall not be Registrable
                    -----------------------
Securities for purposes of Sections 2.2, 2.4 and 3 of this Agreement.

          (c)  Registrable Securities Then Outstanding.  The number of shares of
               ---------------------------------------
"Registrable Securities then outstanding" shall mean the number of shares of
 ---------------------------------------
Common Stock which are Registrable Securities and (1) are then issued and outstanding or (2) are then issuable pursuant to the exercise or conversion of then outstanding and then exercisable options, warrants or convertible securities.

          (d)  Holder.  For purposes of this Section 2 and Section 3 hereof, the
               ------
term "Holder" means any person owning of record Registrable Securities that have
      ------
not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act or any assignee of record of such Registrable Securities to whom rights under this Section 2 have been duly assigned in accordance with this Agreement; provided, however, that for purposes of this Agreement, a record
           --------  -------
holder of shares of Series A Stock and/or Series B Stock and/or Series C Stock and/or Series D Stock convertible into such Registrable Securities shall be deemed to be the Holder of such Registrable Securities; provided, further, that
                                                        --------  -------
(i) a holder of Excluded Shares (as defined in Section 2.1(b)) shall not be a Holder with respect to such Excluded Shares for purposes of Sections 2.2 or 2.4 of this Agreement; (ii) a holder of Excluded Warrant Shares (as defined in Section 2.1(b)) shall not be a Holder with respect to such Excluded Warrant Shares for purposes of Sections 2.2, 2.4 and 3 of this Agreement; (iii) the Company shall in no event be obligated to register shares of Series A Stock and/or Series B Stock and/or Series C Stock and/or Series D Stock; and (iv) Holders of Registrable Securities will not be required to convert their shares of Series A Stock and/or Series B Stock and/or Series C Stock and/or Series D Stock into

Common Stock in order to exercise the registration rights granted hereunder until immediately before the closing of the offering to which the registration relates.

          (e)  Form S-3.  The term "Form S-3" means such form under the
               --------             --------
Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          (f)  SEC.  The term "SEC" or "Commission" means the U.S. Securities
               ---             ---      ----------
and Exchange Commission.

          2.2  DEMAND REGISTRATION.
               -------------------

               (a)  Request by Holders.  If the Company shall receive at any
                    ------------------
time after the earlier of (i) August 31, 1997, or (ii) six (6) months after the effective date of the Company's initial public offering of its securities pursuant to a registration filed under the Securities Act, a written request from the Holders of at least forty percent (40%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 2.2, then the Company shall, within ten (10) business days of the receipt of such written request, give written notice of such request ("Request
                                                                       -------
Notice") to all Holders, and effect, as soon as practicable, the registration
------
under the Securities Act of all Registrable Securities which Holders request to be registered and included in such registration by written notice given by such Holders to the Company within thirty (30) days after receipt of the Request Notice, subject only to the limitations of this Section 2.2; provided that the
                                                             --------
Registrable Securities requested by all Holders to be registered pursuant to such request must either (i) be at least thirty percent (30%) of all Registrable Securities then outstanding or (ii) have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of not less than $3,000,000.

               (b)  Underwriting.  If the Holders initiating the registration
                    ------------
request under this Section 2.2 ("Initiating Holders") intend to distribute the
                                 ------------------
Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.2 and the Company shall include such information in the written notice referred to in subsection 2.2(a). In such event, the right of any Holder to include such Holder's Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.2, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of

Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable
                     --------  -------
Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.

               (c)  Maximum Number of Demand Registrations. The Company is
                    --------------------------------------
obligated to effect only two (2) such registrations pursuant to this Section
2.2.

               (d)  Deferral. Notwithstanding the foregoing, if the Company
                    --------
shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 2.2, a certificate signed by the President or Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided,
                                                                      --------
however, that the Company may not utilize this right more than once in any
-------
twelve (12) month period.

               (e)  Expenses. All expenses incurred in connection with a
                    --------
registration pursuant to this Section 2.2, including without limitation all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders (but excluding underwriters' discounts and commissions), shall be borne by the Company. Each Holder participating in a registration pursuant to this Section 2.2 shall bear such Holder's proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 2.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree to forfeit their right to one (1) demand registration pursuant to this Section 2.2 (in which case such righ t shall be forfeited by all Holders of Registrable Securities); provided, further, however, that if at the time of
                            --------- -------  -------
such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to this Section 2.2.

          2.3  PIGGYBACK REGISTRATIONS.  The Company shall notify all Holders of
               -----------------------
Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration
                                                         ---------
statements relating to any registration under Section 2.2 or Section 2.4 of this Agreement or to any employee benefit plan or a corporate reorganization; provided, however, that notwithstanding the foregoing, the registration rights
--------  -------
provided in this Section 2.3 to the Warrant Holders shall apply to registrations under Section 2.4 of this Agreement) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within thirty (30) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of such Holder's Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

               (a) Underwriting. If a registration statement under which the
                   ------------
Company gives notice under this Section 2.3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the
                                                              -----
Company, and second, to each of the Holders requesting inclusion of their
             ------
Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder; provided, however, that the right of the underwriters to exclude shares
--------  -------
(including Registrable Securities) from the registration and underwriting as described above shall be restricted so that the number of Registrable Securities included in any such registration is not reduced below twenty percent (20%) of the shares included in the registration, except for a registration relating to the Company's initial public offering, from which all Registrable Securities may be excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of of the foregoing persons shall be deemed to be a single "Holder", and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder", as defined in this sentence.

               (b)  Expenses. All expenses incurred in connection with a
                    --------
registration pursuant to this Section 2.3 (excluding underwriters' and brokers' discounts and commissions), including, without limitation all federal and "blue sky" registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursements of one (1) counsel for the selling Holders, shall be borne by the Company.

          2.4  FORM S-3 REGISTRATION. In case the Company shall receive from any
               ---------------------
Holder or Holders of at least (i) twenty percent (20%) of all Registrable Securities or (ii) a majority of the Registrable Securities that are issued or issuable upon conversion of the Series D Stock, a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

               (a)  Notice. Promptly give written notice of the proposed
                    ------
registration and the Holder's or Holders' request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

               (b)  Registration. As soon as practicable, effect such
                    ------------
registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within thirty (30) days after receipt of such written notice from the Company; provided, however, that the Company shall not be
                         --------  -------
obligated to effect any such registration, qualification or compliance pursuant to t his Section 2.4:

                    (1) if Form S-3 is not available for such offering by the Holders;

                    (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $500,000;

                    (3) if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement no more than once during any twelve (12) month period for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 2.4;

                    (4) if the Company has, within the twelve (12) month period preceding the date of such request, already effected one (1) registration on Form S-3 for the Holders pursuant to this Section 2.4; or

                    (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                    (6) if such registration is initiated pursuant to clause
(ii) of the first paragraph of this Section 2.4 and the Company has already effected one (1) registration that was initiated pursuant to such clause.

               (c)  Expenses. Subject to the foregoing, the Company shall file
                    --------
a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered pursuant to this Section 2.4 as soon as practicable after receipt of the request or requests of the Holders for such registration. The Company shall pay all expenses incurred in connection with the first registration requested pursuant to this Section 2.4, (excluding underwriters' or brokers' discounts and commissions), including without limitation all filing, registration and qualification, printers' and accounting fees and the reasonable fees and disbursements of one (1) counsel for the selling Holder or Holders and counsel for the Company; provided, however that if
                                                       --------  -------
such registration is initiated pursuant to clause (i) of the first paragraph of this Section 2.4, the Company shall also be obligated to pay all expenses as provided for in this subsection 2.4(c) (excluding underwriters' or brokers discounts and commissions) in connection with the first registration initiated pursuant to clause (ii) of the first paragraph of this Section 2.4. All expenses incurred in connection with any subsequent registration requested pursuant to this Section 2.4 shall be borne by the Holders who participate in such registration on a pro rata basis according to the number of Registrable Securities owned by the Holders that are included in such registration at the time it goes effective.

               (d)  Not Demand Registration.  Form S-3 registrations shall not
                    -----------------------
 be deemed to be demand registrations as described in Section 2.2 above.

          2.5  OBLIGATIONS OF THE COMPANY.  Whenever required to effect the
               --------------------------
registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (g) Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

          2.6  FURNISH INFORMATION.  Each selling Holder shall furnish to the
               -------------------
Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as the Company shall request in writing and as shall be required to timely effect the registration of such selling Holder's Registrable Securities.

          2.7  DELAY OF REGISTRATION.  No Holder shall have any right to obtain
               ---------------------
or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

          2.8  INDEMNIFICATION.  In the event any Registrable Securities are
               ---------------
included in a registration statement under Sections 2.2, 2.3 or 2.4:

               (a)  By the Company. To the extent permitted by law, the Company
                    --------------
will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), ag ainst any losses, claims, damages or liabilities
                 --------
(joint or several) to which they may become subject under the Securities Act, the l934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):
 ---------

                    (i) any untrue statement or alleged untrue statement of a
               material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                    (ii) the omission or alleged omission to state therein a
               material fact required to be stated therein or necessary to make the statements therein not misleading, or

                    (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the
                                               -------- -------
indemnity agreement contained in this subsection 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

               (b)  By Selling Holders. To the extent permitted by law, each
                    ------------------
selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection
--------  -------
2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided
                                                                     --------
further, that the total amounts payable in indemnity by a Holder under this
-------
Section 2.8(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

          (c)  Notice. Promptly after receipt by an indemnified party under this
               ------
Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifyin g party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall
                             --------  -------
have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

               (d)  Defect Eliminated in Final Prospectus. The foregoing
                    --------------------------------------
indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration stateme nt in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final
                                                                -----
Prospectus), such indemnity agreement shall not inure to the benefit of any
----------
person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

               (e) Contribution.  In order to provide for just and equitable
                   ------------
contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this
Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 2.8; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of such Holder's Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however,
                                                           --------  -------
that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

               (f) Survival. The obligations of the Company and Holders under
                   --------
this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

          2.9  "MARKET STAND-OFF" AGREEMENT. Each Holder hereby agrees that such
                ---------------------------
Holder shall not, to the extent requested by the Company or an underwriter of securities of the Company, sell or otherwise transfer or dispose of any Registrable Securities or other shares of stock of the Company then beneficially owned by such Holder (other than to donees or partners of the Holder who agree to be similarly bound) for up to one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act; provided, however,
                                                         --------  -------
that:

               (a) such agreement shall be applicable only to the first such registration statement of the Company which covers securities to be sold on its behalf to the public in an underwritten offering but not to Registrable Securities sold pursuant to such registration statement; and

               (b) all executive officers and directors of the Company then holding Common Stock of the Company enter into similar agreements.

In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section and to impose stop transfer instructions with respect to the Registrable Securities and such other shares of stock of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

          2.10 RULE 144 REPORTING.  With a view to making available the benefits
               ------------------
of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

               (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

               (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements); and

               (c) So long as a Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the 1934 Act (at any time after it has become subject to the reporting requirements of the 1934 Act), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration (at any time after the Company has become subject to the reporting requirements of the 1934 Act).

          2.11 TERMINATION OF THE COMPANY'S OBLIGATIONS.  The Company shall have
               ----------------------------------------
no obligations pursuant to Sections 2.2 through 2.4 with respect to: (i) any request or requests for registration made by any Holder on a date more than ten
(10) years after the
closing date of the Company's initial public offering; or (ii) any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 2.2, 2.3 or 2.4 if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may be sold in a three-month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act.

          2.12 LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS.  From and after the
               --------------------------------------------
date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company relating to registration rights unless such agreement includes:
(a) to the extent the agreement would allow such holder or prospective holder to include such securities in any registration filed under Section 2.2, 2.3 or 2.4 hereof, a provision that such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of the Registrable Securities of the Holders which would otherwise be included; (b) to the extent the agreement would allow such holder or prospective holder to include such securities in any registration effected pursuant to Section 2.2, 2.3 or 2.4 hereof, a provision that the rights of such holder to participate in such registration shall permit participation on no greater level than that of the Holders; and (c) no provision which would allow such holder or prospective holder to make a demand registration which could result in such registration statement being declared effective prior to the earlier of the dates set forth in Section 2.2(a).

     3.   RIGHT OF FIRST REFUSAL.
          ----------------------

          3.1  GENERAL. Each Holder (as defined in Section 2.1(d)) and any party
               -------
to whom such Holder's rights under this Section 3 have been duly assigned in accordance with Section 4.1(b) (each such Holder or assignee being hereinafter referred to as a "Rights Holder") has the right of first refusal to purchase
                  -------------
such Rights Holder's Pro Rata Share (as defined below), of all (or any part) of any "New Securities" (as defined in Section 3.2) that the Company may from time to time issue after the date of this Agreement. A Rights Holder's "Pro Rata
                                                                    --------
Share" for purposes of this right of first refusal is the ratio of (a) the
-----
number of Registrable Securities as to which such Rights Holder is the Holder (and/or is deemed to be the Holder under Section 2.1(d)), to (b) a number of shares of Common Stock of the Company equal to the sum of (i) the total number of shares of Common Stock of the Company then outstanding plus (ii) the total number of shares of Common Stock of the Company into which all then outstanding shares of Preferred Stock of the Company are then convertible plus (iii) the number of shares of Common Stock of the Company reserved for issuance under stock purchase and stock option plans of the Company and outstanding warrants.

          3.2  NEW SECURITIES.  "New Securities" shall mean any Common Stock or
               --------------    --------------
Preferred Stock of the Company, whether now authorized or not, and rights, options or warrants to purchase such Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Common Stock or Preferred Stock; provided, however, that
                                                        --------  -------
the term "New Securities" does not include:
                          ---- --- -------

               (a) any shares of the Company's Common Stock (and/or options or warrants therefor) issued to employees, officers, directors, contractors, advisors or consultants of the Company pursuant to incentive agreements or plans approved by the Board of Directors of the Company;

               (b) any shares of Series A Stock issued under the Series A Agreement as such agreement may be amended;

               (c) any shares of Series B Stock issued under the Series B Agreement as such agreement may be amended, including, without limitation, any shares of Series B Stock issued to Other Investors pursuant to Section 2.2 of the Series B Agreement;

               (d) any shares of Series C Stock issued under the Series C Agreement as such agreement may be amended, including, without limitation, any shares of Series C Stock issued to Other Investors pursuant to Section 2.2 of the Series C Agreement;

               (e) any shares of Series D Stock issued under the Series D Agreement as such agreement may be amended, including, without limitation, any shares of Series D Stock issued to Other Investors pursuant to Section 2.2 of the Series D Agreement;

               (f) any securities issuable upon conversion of any shares of Series A Stock, Series B Stock, Series C Stock or Series D Stock;

               (g) any securities issuable upon exercise of any options, warrants or rights to purchase any securities of the Company outstanding on the date of this Agreement ("Warrant Securities") and any securities issuable upon
                         -------------------
the conversion of any Warrant Securities;

               (h) any securities issuable upon exercise or conversion of any New Securities;

               (i) shares of the Company's Common Stock or Preferred Stock issued in connection with any stock split or stock dividend;

               (j) securities offered by the Company to the public pursuant to a registration statement filed under the Securities Act;

               (k) any shares of the Company's Common Stock or Preferred Stock (and/or options or warrants therefor) issued or issuable to parties providing the Company with equipment leases, real property leases, loans, credit lines, guaranties of indebtedness, cash price reductions or similar financing; or

              (l) securities issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other entity.

         3.3  PROCEDURES.  In the event that the Company proposes to undertake
              ----------
an issuance of New Securities, it shall give to each Rights Holder written notice of its intention to issue New Securities (the "Notice"), describing the
                                                      ------
type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities. Each Rights Holder shall have twenty (20) days from the date on which any such Notice was given to agree in writing to purchase such Rights Holder's Pro Rata Share of such New Securities for the price and upon the general terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Rights Holder's Pro Rata Share). If any Rights Holder fails to so agree in writing within such twenty (20) day period to purchase such Rights Holder's full Pro Rata Share of an offering of New Securities (a "Nonpurchasing Holder"), then such Nonpurchasing Holder shall
               --------------------
forfeit the right hereunder to purchase that part of such Nonpurchasing Holder's Pro Rata Share of such New Securities that such Nonpurchasing Holder did not so agree to purchase; and the Company shall promptly give each Rights Holder who has timely agreed to purchase such Rights Holder's full Pro Rata Share of such offering of New Securities (a "Purchasing Holder") written notice of the failure
                               -----------------
of any Nonpurchasing Holder to purchase such Nonpurchasing Holder's full Pro Rata Share of such offering of New Securities (the "Overallotment Notice").
                                                    --------------------
Each Purchasing Holder shall have a right of overallotment such that such Purchasing Holder may agree to purchase a portion of the Nonpurchasing Holders' unpurchased Pro Rata Shares of such offering on a pro rata basis according to the relative Pro Rata Shares of the Purchasing Holders, at any time within five
(5) days after receiving the Overallotment Notice.

         3.4  FAILURE TO EXERCISE.  In the event that the Rights Holders fail to
              -------------------
exercise in full the right of first refusal within such twenty (20) plus five
(5) day period, then the Company shall have ninety (90) days thereafter to sell the New Securities with respect to which the Rights Holders' rights of first refusal hereunder were not exercised, at a price and upon general terms not materially more favorable to the purchasers thereof than specified in the Company's Notice to the Rights Holders. In the event that the Company has not issued and sold the New Securities within such ninety (90) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Rights Holders pursuant to this
Section 3.

         3.5  TERMINATION.  This right of first refusal shall terminate (a)
              -----------
immediately before the closing of the first underwritten sale of Common Stock of the Company to the public pursuant to a registration statement filed with, and declared effective by, the SEC under the Securities Act, covering the offer and sale of Common Stock to the public for an aggregate gross public offering price (calculated before deduction of underwriters' discounts and commissions) of at least $10.0 million and a public offering price per share which equals or exceeds $4.125 per share (such price per share of Common Stock to be appropriately adjusted to reflect stock dividends, splits, combinations and the like), or (b) upon an acquisition of the Company by another corporation or entity by consolidation, merger or other reorganization in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) or more of the voting power of the corporation or other entity surviving such transaction.

     4.   ASSIGNMENT AND AMENDMENT.
          ------------------------

          4.1  ASSIGNMENT.  Notwithstanding anything herein to the contrary:
               ----------

               (a)  Information Rights.  The rights of an Investor under Section
                    ------------------
1.1 or 1.2 or 1.4 hereof may be assigned only to a party who acquires from an Investor (or an Investor's permitted assigns) at least that number of shares of Series ABCD Based Stock as is described in Section 1.1 or 1.2 or 1.4 hereof, respectively.

          (b)  Registration Rights; Refusal Rights.  The registration rights of
               -----------------------------------
a Holder under Section 2 hereof and the rights of first refusal of a Rights Holder under Section 3 hereof, as applicable, may be assigned only: (i) to a party who acquires at least forty thousand (40,000) shares of Series A Stock issued under the Series A Agreement and/or Series B Stock issued under the Series B Agreement and/or Series C Stock issued under the Series C Agreement and/or Series D Stock issued under the Series D Agreement and/or an equivalent number (on an as-converted basis) of Registrable Securities issued upon conversion thereof and/or Stockholders' Shares or some combination thereof (as appropriately adjusted for stock dividends, splits, combinations and the like);
(ii) to a party who acquires at least five thousand (5,000) Warrant Shares (as appropriately adjusted for stock dividends, splits, combinations and the like);
(iii) to a successor entity to an Investor pursuant to a reorganization or recapitalization of an Investor; (iv) to an affiliate of an Investor; (v) with respect to the Warrant Shares, to an affiliate of a Warrant Holder; (vi) to the partners or shareholders of an Investor; or (vii) with respect to rights of first refusal under Section 3 hereof, in all or part by Commonwealth BioVentures IV Limited Partnership or Commonwealth BioVentures V Limited Partnership or any affiliates thereof who are Rights Holders to Concord Partners II, L.P. or any affiliates thereof; provided that such holder as described in Clauses (iii),
                    -------- ----
(iv) or (vi) hereof owns at least ten thousand (10,000) shares of Series ABCD Based Stock and/or Registrable Securities or some combination thereof (as appropriately adjusted for stock dividends, splits, combinations and the like); provided, however that no party may be assigned any of the foregoing rights
--------- -------
unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further that any such assignee shall receive such assigned rights
    -------- -------
subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 4.

          4.2  AMENDMENT OF RIGHTS.  Any provision of this Agreement may be
               -------------------
amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors (and/or any of their permitted successors or assigns) holding shares of Series A Stock and/or Series B Stock and/or Series C Stock and/or Series D Stock and/or Conversion Stock representing and/or convertible into sixty percent (60%) of all the Investors' Shares (as defined below); provided, however, any
                                                       --------  -------
such amendment or waiver shall be equally applicable to all Investors; provided,
                                                                       --------
further, that it is acknowledged that the effect or implication of an amendment
-------
or waiver may be different for different Investors. Notwithstanding the foregoing, (i) the piggyback registration rights granted to the Stockholders and Warrant Holders under Section 2 of this Agreement may not be eliminated or materially and adversely changed without the written consent of persons holding a majority of the Stockholders' Shares and Warrant Shares, voting as one group; provided, however, that the grant to third parties of piggyback registration
--------  -------
rights under Section 2.3 hereof on a pari passu basis with the piggyback registration rights of the Stockholders' Shares and Warrant Shares under Section
2.3 shall not be deemed to be a material and adverse change to the piggyback registration rights of the Stockholders and Warrant Holders under this Agreement; and (ii) the Form S-3 registration right granted to the holders of Registrable Securities issued or issuable upon conversion of the Series D Stock, pursuant to clause (ii) of the first paragraph of Section 2.4 herein, may not be eliminated or materially and adversely changed without the written consent of persons holding a majority of the Registrable Securities issued or issuable upon conversion of the Series D Stock. As used herein, the term "Investors' Shares"
                                                             -----------------
shall mean, collectively, (a) the shares of Common Stock then issuable upon conversion of (i) all then outstanding shares of Series A Stock issued under the Series A Agreement, (ii) all then outstanding shares of Series B Stock issued under the Series B Agreement, (iii) all then outstanding shares of Series C Stock issued under the Series C Agreement and (iv) all then outstanding shares of Series D Stock issued under the Series D Agreement; and (b) all then outstanding shares of Conversion Stock that were issued upon the conversion of any shares of Series A Stock, Series B Stock, Series C Stock or Series D Stock issued under the Series A Agreement, Series B Agreement, Series C Agreement or Series D Agreement, respectively. Any amendment or waiver effected in accordance with this Section 4.2 shall be binding upon each Investor, each Stockholder, each Holder, each permitted successor or assignee of such Investor or Holder and the Company.

          4.3  OTHER INVESTORS.  By signing a counterpart signature page to this
               ---------------
Agreement, without the need for any further consent, approval or signature of any party to this Agreement, any party who becomes a party to the Agreement as an "Other Investor" pursuant to Section 2.2 of the Series D Agreement shall
    --------------
become a party to this Agreement, as an Investor hereunder.

          4.4  RESTRICTED ACTIVITIES.  Without the unanimous written consent of
               ---------------------
the Company's Board of Directors, or the affirmative vote of a majority plus one of the members of the Company's Board of Directors present at a meeting duly called and at which a quorum (which shall not be less than a majority of the authorized number of directors) is present, neither the Company nor its subsidiaries (if any) shall, together or alone:

               (a) borrow, guarantee or otherwise incur any indebtedness or commit itself to pay in excess of $250,000 in any transaction or series of similar transactions;

               (b) lease, purchase, sell or otherwise acquire or dispose of any property or services having a value in excess of $250,000 in any transaction or series of similar transactions or license, sell or otherwise dispose of any material United States patents, foreign patents, patent rights, invention disclosures, know-how, trademarks, trade names, trade name rights, copyrights or other proprietary information;

               (c) assign, mortgage, pledge or otherwise encumber any assets having a value of more than $250,000 or any material United States patents, foreign patents, patent rights, invention disclosures, know-how, trademarks, trade names, trade name rights, copyrights or other proprietary information;

               (d) enter into any employment, consulting or similar agreement obligating the Company to pay in excess of $100,000 per annum which the Company or its subsidiaries shall be unable to cancel, without penalty or other cost, upon notice of one month or less, or any collective bargaining agreement;

               (e) make any loan, extend any credit or forgive or otherwise change the terms of any indebtedness, in excess of $250,000;

               (f) purchase or otherwise acquire the securities of any other corporation, partnership or other entity or enter into any partnership, joint venture or other similar agreement; provided, however, that investments in
                                    --------  -------
short-term U.S. government securities, bank certificates of deposit or other similar investments shall not be deemed a breach of this covenant;

               (g) declare or pay any dividend in cash or in property or make or authorize any other distribution directly or indirectly on its Common Stock or any other capital stock now outstanding or hereafter issued other than as required by the Company's Certificate of Incorporation; or (h) directly or indirectly purchase, acquire, redeem (except as provided in the Company's Certificate of Incorporation) or retire any share of its outstanding capital stock or any securities exercisable for, or convertible into, its capital stock (except that the Company, if approved by the Board of Directors of the Company, may purchase shares of capital stock of the Company from employees upon termination of their employment or upon any proposed sale or other transfer by any employee of any shares of capital stock owned by such employee).

Notwithstanding the foregoing, the requirements of this Section 4.4 shall not apply to the following transactions:

               (x) merger or consolidation of the Company with or into any entity;

               (y) sale of all or substantially all the Company's assets in a single transaction or series of related transactions; or

               (z)  liquidation or dissolution of the Company.

               GENERAL PROVISIONS.
               ------------------

          5.1  NOTICES.  Any notice, request or other communication required or
               -------
permitted hereunder shall be in writing and shall be deemed to have been duly given if (i) personally delivered, (ii) for U.S. addresses, deposited in the U.S. mail by registered or certified mail, return receipt requested, postage prepaid, (iii) deposited with a nationally or internationally (as applicable) recognized express courier service, fees prepaid, or (iv) sent by facsimile, with proof of transmission, as follows:

               (a) if to an Investor, at such Investor's address or fax number as set forth on Exhibit A-1 or A-2 hereto.

               (b) if to a Stockholder, at such Stockholder's address or fax number as set forth on Exhibit B hereto.

               (c) if to Aberlyn, at 1000 Winter Street, Suite 1100, Waltham, MA 02154, Attention: President, fax number: (617) 895-1645.

               (d) if to Prospektiva, at Strada Regina 3, 6900 Lugano, SWITZERLAND, Attention: Erik Danielsen, fax number: 41-91-980-0401.

               (e) if to the Company, at 484 Oakmead Parkway, Sunnyvale, CA 94086, Attention: President, fax number: (408) 481-1601; with a copy to Gordon
K. Davidson, Esq., Fenwick & West LLP, Two Palo Alto Square, Palo Alto, CA 94306, fax number: (415) 494-1417.

Any party hereto (and such party's permitted assigns) may by notice so given change such party's address or fax number for future notices hereunder. Notice shall conclusively be deemed to have been given when delivered, deposited or sent in the manner set forth above.

          5.2  ENTIRE AGREEMENT.  This Agreement, together with all the Exhibits
               ----------------
hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof, including, without limitation, the Prior Agreement. By becoming a Stockholder under this Agreement, UKRF acknowledges and agrees that the Right of First Refusal granted to UKRF under this Agreement supersedes the right of first refusal granted to UKRF pursuant to Section 4.7(b) of that certain License Agreement, dated as of July 15, 1992, among the Company, UKRF and Oklahoma Medical Research Foundation. Nothing herein limits Aberlyn's rights under the Aberlyn Warrant.

          5.3  GOVERNING LAW.  This Agreement shall be governed by and construed
               -------------
exclusively in accordance with the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, excluding that body of law relating to conflict of laws and choice of law.

          5.4  SEVERABILITY.  If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

          5.5  THIRD PARTIES.  Nothing in this Agreement, express or implied, is
               -------------
intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

          5.6  SUCCESSORS AND ASSIGNS.  Subject to the provisions of Section
               ----------------------
4.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

          5.7  CAPTIONS.  The captions to sections of this Agreement have been
               --------
inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

          5.8  COUNTERPARTS.  This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          5.9  COSTS AND ATTORNEYS' FEES.  In the event that any action, suit or
               -------------------------
other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

          5.10 ADJUSTMENTS FOR STOCK SPLITS, ETC.  Wherever in this Agreement
               ---------------------------------
there is a reference to a specific number of shares of Common Stock or Preferred Stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

          5.11 AGGREGATION OF STOCK.  All shares held or acquired by affiliated
               --------------------
entities or persons shall be aggregated together for the purpose of determining whether the share ownership of any entity or person satisfies the requirements under this Agreement with respect to the availability of any rights under this Agreement.

          5.12 DELAYS OR OMISSIONS.  No delay or omission to exercise any right,
               -------------------
power or remedy accruing to any party hereto upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default occurring thereafter; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.



                    [REST OF PAGE LEFT BLANK INTENTIONALLY]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.

COMPANY                                      STOCKHOLDERS
-------                                      ------------


CENTAUR PHARMACEUTICALS, INC.                /s/ John M. Carney
                                             ----------------------------
                                             John M. Carney
By: /s/ Brian D. Frenzel
   ---------------------------------
   Brian D. Frenzel, President
                                             /s/ Patricia A. Carney
                                             ----------------------------
                                             Patricia A. Carney
ABERLYN
-------

ABERLYN CAPITAL MANAGEMENT                   /s/ Robert A. Floyd
  LIMITED PARTNERSHIP                        ----------------------------
                                             Robert A. Floyd [trustee of Robert
                                             A. Floyd 1995 Revocable Trust and
                                             Marlene G. Floyd 1995 Revocable
                                             Trust]

By:  Aberlyn Capital Management Co., Inc.,
    General Partner                          OKLAHOMA MEDICAL
                                             RESEARCH FOUNDATION
By: /s/ Diana M. Spano
   -----------------------------------       By: /s/ William G. Thurman, M.D.
Name: Diana M. Spano                            -------------------------------
     ---------------------------------       Name: William G. Thurman, M.D.
Title: Vice President                             -----------------------------
      --------------------------------       Title: President
                                                   ----------------------------

PROSPEKTIVA                                  THE UNIVERSITY OF KENTUCKY
-----------
                                             RESEARCH FOUNDATION
PROSPEKTIVA INVESTMENTS

By: /s/ Per Erik Danielsen                   By:________________________________
   -----------------------------------
Name: Per Erik Danielsen                     Name:______________________________
     ---------------------------------
Title: Principal                             Title:_____________________________
      --------------------------------


                      [SIGNATURE PAGE TO THIRD AMENDED AND
                     RESTATED INVESTORS' RIGHTS AGREEMENT]

[ADDITIONAL SIGNATURE PAGES WITH SIGNATURES OF PRIOR INVESTORS (IDENTIFIED ON EXHIBIT A-1) AND NEW INVESTORS (IDENTIFIED ON EXHIBIT A-2) OMITTED]

                                  EXHIBIT A-1

                                PRIOR INVESTORS
                                ---------------

Name & Address                            Name & Address
--------------                            --------------

Charter Ventures                          Brian D. Frenzel and Constance
525 University Avenue, Suite 1500         S.A. Frenzel as Community Property
Palo Alto, CA  94301                      1973 Newcastle Drive
Fax No.:                                  Los Altos, CA  94024
                                          Fax No.:

Mark R. Collins and Susan L.              Paul F. Glenn
  Collins as Community Property           c/o Glenn Foundation
1250 Coast Village Road, Suite K          1250 Coast Village, Rd., Ste. K
Santa Barbara, CA  93108                  Santa Barbara, CA  93108
Fax No.:                                  Fax No.:

Commonwealth BioVentures V                Jeremy Goldberg
  Limited Partnership                     397 Marlboro Street,
One Innovation Drive                      Boston, MA  02115
Worcester, MA  01605                      Fax No.:
Fax No.:

Concord Partners II, L.P.                 George W. Holbrook, Jr.
535 Madison Avenue                        Bradley Resources Co.
New York, NY  10022                       107 John Street
Fax No.:                                  Southport, CT  06490
                                          Fax No.:

Guy P. Curtis and Frances L.              Robert Horton
 Curtis                                   P.O. Box 2294
Co-Trustees FBO Guy P. Curtis and         Carefree, AZ  85377
Frances L. Curtis dated 8/1/91            Fax No.:
2133 Tokalon Street
San Diego, CA  92110-1247
Fax No.:

Dillon, Read & Co. Inc., as agent         Gary S. Kledzik, Ph.D.
535 Madison Avenue                        922 Fellowship Road
New York, NY  10022                       Santa Barbara, CA 93109
Fax No.:                                  Fax No.:

Charles Engles                            Nancy M. Lessner Trust
1299 Gilpin St., #6W                      627 Lilac Drive
Denver, CO  80218                         Santa Barbara, CA  93108
Fax No.:                                  Fax No.:

F & W Investments 1992                    Lexington Partners IV, L.P.
Two Palo Alto Square, Suite 800           535 Madison Avenue
Palo Alto, CA  94306                      New York, NY  10022
Attn:  Gordon K. Davidson, Esq.           Fax No.:
Fax No.:

Ling-Yun Wu                               Sheldon M. Wool
8/F, TFIT Tower                           403 Simon Willard Road
85 Jen Ai Road, Section 4                 Concord, MA  01742
Taipei 106, Taiwan                        Fax No.:
Fax No.:

Charles McVean                            Raymond A. & Carol B. Williams
McVean Trading Company                    as Community Property
850 Ridge Lake Blvd. S G01                2600 El Camino Real, Suite 607
Memphis, TN  38120                        Palo Alto, CA  94306
Fax No.:                                  Fax No.:

Menlo Ventures IV, L.P.                   Michael Wharton
3000 Sand Hill Road                       McVean Trading Company
Building 4, Suite 100                     850 Ridge Lake Blvd.
Menlo Park, CA  94025                     Memphis, TN  38120
Fax No.:                                  Fax No.:

Daniel Ritchie                            Bismuth Investments Limited*
2000 East 12th Street                     Suite 922C
Apt. 1-A                                  Europort,  GIBRALTAR
Denver, CO  80206                         Fax No.:
Fax No.:

Randy Scott                               Neptune Investment Company
c/o Cornish & Carey                       2128 Stuart Street
400 Hamilton Avenue                       Denver, CO  80212
Palo Alto, CA  94301                      Fax No.:
Fax No.:

Smith Barney CND for the IRA of           Charter Ventures II, L.P.
Jack Love                                 525 University Avenue, Ste. 1500
Acct # OSN-465909                         Palo Alto, CA  94301
c/o Smith Barney, Attn:  Dan              Fax No.:
Heidman
333 West 34th Street, 7th Floor
New York, NY  10001
Fax No.:

George J. Still, Jr.                      Lexington Partners IV, L.P.
3000 Sand Hill Road                       535 Madison Avenue
Building 3, Suite 245                     New York, NY  10022
Menlo Park, CA  94025                     Fax No.:
Fax No.:

Declaration of Trust made on              Declaration of Trust made on
August                                    August
17, 1935 by Winfield S. Smyth             17, 1935 by Winfield S. Smyth
for the                                   for the
benefit of Joan S. Smyth and              benefit of Joan S. Smyth and
Others                                    Others
- Gamble Share                            - Carper Share
c/o Lennart Lindberg, Trustee             c/o Lennart Lindberg, Trustee
440 Main Street                           440 Main Street
Worcester, MA  01608                      Worcester, MA  01608
Fax No.:                                  Fax No.:

Neuroscience Partners Limited
Partnership
100 International Blvd.
Etobicoke, Ontario
CANADA  M9W 656
Fax No.:


* Effective notice to Bismuth Investments Limited requires a copy to both of the following as well as the above address: Springfield & Company,
     Attention: Legal Department, 1188 Centre Street, Newton Centre, MA 02159; and Springfield Financial Advisory Limited, Hang Lung Centre, 22nd Floor, 2-20 Paterson Street, Causeway Bay, Hong Kong, fax 011-852-576-3105.

                                  EXHIBIT A-2

                                 NEW INVESTORS
                                 -------------

                                  EXHIBIT A-2
                         CENTAUR PHARMACEUTICALS, INC.
                               SERIES D INVESTORS
                             FIRST CLOSING 2/14/97

                                                NO. OF
INVESTOR NAME & ADDRESS                         SHARES

Walter R. Baron                                 13,336
Room 1220
400 East Randolph Street
Chicago, IL 60601

Bradley Resources Company                        7,000
c/o George W. Holbrook, Jr.
P.O. Box 761-107 John Street
Southport, CT 06490-0761

John Burd                                        2,000
c/o LXN Corporation
5830 Oberlin Dr., Ste. 102
San Diego, CA 92121

Charter Ventures II L.P.                        40,000
A. Barr Bolan
525 University Avenue, Ste. 1500
Palo Alto, CA 94301

Dillon, Read & Co. Inc., as Agent                6,164
c/o Bob Signorino
535 Madison Avenue
New York, NY 10022

Charles R. Engles                                3,333
5 Wintercreek
Portola Valley, CA 94028

J. Richard Crow                                 13,333
Sparks Companies
889 Ridge Lake Blvd., Ste. 301
Memphis, TN 38120

James J. Fritz                                  13,334
234 Millcreek Lane
Naperville, IL 60540

Paul F. Glenn, Trustee, Paul F. Glenn
 Revocable Trust                                66,667
c/o Glenn Foundation
1250 Cost Village Rd., Ste. K
Santa Barbara, CA 93108

Glenn Foundation for Medical Research           33,334
c/o Glenn Foundation
1250 Cost Village Rd., Ste. K
Santa Barbara, CA 93108

William G. Goldstandt                           20,000
10040 Happy Valley #469
Scottsdale, AZ 85255

Lloyd A. Hightower and Julia J. Hightower       13,333
c/o Hightower Investment, LLC
108-B Hilltop Drive
Segum, WA 98382

George Kramer                                   13,350
151 E. 79th Street
New York, NY 10021

James D. Lackie                                 14,000
5810 Shelby Oaks Drive
Memphis, TN 38134

Nancy M. Lessner Trust                          13,334
Nancy Lessner
627 Lilac Drive
Santa Barbara, CA 93108

Menlo Ventures IV, L.P.                         66,666
c/o Michael Laufer
3000 Sand Hill Road, Bldg. 4-Ste. 100
Menlo Park, CA 94025

Merrill Lynch as Custodian FBO 412-82-H44        3,000
c/o Robert Horton
2525 E. Camelback Rd., Ste. 300
Phoenix, AZ 85016


                                  EXHIBIT A-2
                         CENTAUR PHARMACEUTICALS, INC.
                               SERIES D INVESTORS
                             FIRST CLOSING 2/14/97


                                                NO. OF
INVESTOR NAME & ADDRESS                         SHARES

Kenneth M. Norwood                              14,000
7750 Dogwood Road
Germantown, TN 83138

Oklahoma Medical Research Foundation            20,000
c/o William G. Thurman, M.D.
825 N.E. 13th Street
Oklahoma City, OK 73104

Mark W. Pacelli                                 14,000
206 W. Ayres
Hinsdale, IL 60521

Porcelain Partners, L.P.                        14,000
Morgan Stanley & Co. Acct. 038-05330-2
One Pierpont Plaza-c/o Sheung Tom
Brooklyn, NY 11201

Jefferey Douglas Sennott                        15,000
451 Chaptel Hill Lane
Northfield, IL 60093

Richard J. Sennott                              30,000
1701 Gulf of Mexico Drive  Unit 601
Longboat Key, FL 34228

Robert Bradley Sennott                          15,000
747 42nd Street
Sarasota, FL 34234

The Slavich Family Trust, Denis M. Slavich
 Trustee                                        12,500
3633 Jackson Street
San Francisco, CA 94118

John A. Sprague IRA                             33,334
c/o Jupiter Partners LP
30 Rockefeller Plaza, #4525
New York, NY 10112

Michael Towbes                                  20,000
The Towbes Group
21 East Victoria Street, Ste. 300
Santa Barbara, CA 93101

William M. Van Cleve Trust dated 6/19/95,
 William M. Van Cleve, Trustee                  12,000
8 Dromara Road
St. Louis, MO 63124

Selvi Vescovi                                    5,000
924 Essex Circle
Kalamazoo, MI 49008

S. Robert Weltz, Jr.                            19,166
415 Hot Springs Road
Santa Barbara, CA 93108

Banca del Gottardo                             213,767
Mr. Fabio Testori
Viole S. Franscini 8
6900 Lugano
Switzerland

Buss Investment AG                             210,000
Mr. Hans Jorg Buss
Norzissenweg 3
CH  4102 Binningen
Switzerland

Fonds Finans a.s.                                4,000
c/o Tore Elstad Forgrigd
Haakon Vll's gt. 2
P.O. Box 1782 Vika
0122 Oslo
Norway


                                  EXHIBIT A-2
                         CENTAUR PHARMACEUTICALS, INC.
                               SERIES D INVESTORS
                             FIRST CLOSING 2/14/97


                                                NO. OF
INVESTOR NAME & ADDRESS                         SHARES

Hicksville os                                   12,000
Tore Sviland c/o Delta Invest as
Haakon Vll's gt. 6
6. etg. Oslo
Norway

Hyndoy as                                       10,000
Egil Wichstraud Iversen
Holmenkolveien 135
0391 Oslo, Norway

Hiroya Iwasaki                                  13,340
4-7-14 Yushima Bunkyoku
Tokyo, Japan

Widor Kirkeby                                    3,000
Huk Aveny 54 A
0287 Oslo, Norway

Harold Henry Larsen                              6,668
Lundovn. 45
3032 Drommen
Norway

Monsun as                                      133,333
c/o Magne Jordanger
Askerveien 61
1370 Asker, Norway

Olav W. Pedersen                                10,000
Bjormelia 65
N-14532 Bjornemyr
Norway

Troust AS                                        6,667
c/o Indre by Biendom
Nygardsgt. 114
5008 Bergen, Norway

Totals:                                      1,188,959


                                  EXHIBIT A-2
                         CENTAUR PHARMACEUTICALS, INC.
                               SERIES D INVESTORS
                           SECOND CLOSING ON 3/31/97


                                               NO. OF
INVESTOR NAME & ADDRESS                        SHARES

DOMESTIC:

Biotechnology Development Fund, L.P.           133,334
c/o Frank Kung
1055 Lemon St.
Menlo Park, CA 94025

Brian D. Frenzel                                10,000
13311 Country Way
Los Altos Hills, CA 94024

Gulf Horizons, Ltd.                              7,000
c/o Herbert L. Dillon, Fr.
3100 Weslayan, Ste. 360
Houston, TX 77027

Robert Morefield, Trustee of the
 Robert Morefield Trust dtd. 2/26/88             4,000
725 El Rancho Road
Santa Barbara, CA 93108

John A. Sprague                                 33,334
c/o Jupiter Partners LP
30 Rockefeller Plaza, #4525
New York, NY 10112

FOREIGN:

Odd A. Danielsen                                12,000
N. Stor at 46
3015 Drammen Norway

Informatique-MTF SA                              6,667
c/o Mark Busser/bsr
Route due Bleuet 1
1762 Givisiez / FR
Switzerland

Ole K. Karlsen                                  40,000
Peter Oestbysgate 22
3014 Drammen Norway

Heinz Mueller                                   13,333
Unteraltstadt 28
6300 Zug Switzerland

Tommy Laupsa                                     6,000
Chamstr 34, 8934 Knonau
Switzerland

LGT Bank in Liechtenstein                       13,400
Herengasse 12 9490 Vaduz
Principality of Lichtenstein

Niklaus Rychen                                  40,000
Sonnenbergstrasse 33
Ch8645 Jona  Switzerland

Teknoinvest IV ANS                             266,667
c/o Teknoinvest Management AS
Grev Wedels Pl. 5, P.O. Box 556 Sentrum
0105 Oslo, Norway

Traust AS                                       16,000
5008 Bergen Norway

Totals:                                        601,735


                                  EXHIBIT A-2
                         CENTAUR PHARMACEUTICALS, INC.
                               SERIES D INVESTORS
                                 THIRD CLOSING


                                               NO. OF
INVESTOR NAME & ADDRESS                        SHARES

Alexandra Huitfeldt Holding AS                 118,333
Universitets 6T 14
0164, Oslo Norway

Halvor Isaksen                                  30,000
Universitets 6T 14
0164, Oslo Norway

Istria AS                                      118,333
Universitets 6T 14
0164 Oslo, Norway

Neuroscience Partners Limited Partnership      133,333
c/o MDS Health Ventures Capital Corp.
Attn: Edward K. Rygiel
100 International Blvd.,
Etobicoke, Ontario M9W 6J6

Totals:                                        399,999


                                  EXHIBIT A-2
                         CENTAUR PHARMACEUTICALS, INC.
                               SERIES D INVESTORS
                           FOURTH CLOSING ON 10/3/97

                                                 NO. OF
INVESTOR NAME & ADDRESS                          SHARES

Veron International Ltd.                         9,307
Top Floor, Chinachem Golden Plaza
77 Mody Road
Tsimshtsui East
Kowloon, Hong Kong

Total:                                           9,307

Grand Total (All Closings):                  2,200,000

                                   EXHIBIT B

                                  STOCKHOLDERS
                                  ------------


Name & Address                              Name & Address
--------------                              --------------

John M. Carney and Patricia A. Carney       Robert A. Floyd
20010 Heritage Oak                          9608 Regal Lane
Saratoga, CA  95070                         Oklahoma City, OK  73162
Fax No.:                                    Fax No.:

Oklahoma Medical Research                   The University of Kentucky
Foundation                                  Research Foundation*
825 N.E. 13th Street                        214 Kinkead Hall
Oklahoma City, CA  73104                    Lexington, KY  40506-0057
Fax No.:                                    Fax No.:



* As of October 3, 1997, the University of Kentucky Research Foundation had not become a party to the Investors' Rights Agreement.
     ---

                                       30